Exhibit 99.2

COPPERMARK BANCSHARES, INC.

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Shareholders on [            ], 2013

The undersigned shareholder of Coppermark Bancshares, Inc. (“Coppermark”) hereby constitutes and appoints [            ] and [            ] and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $0.01 per share, of Coppermark (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Coppermark to be held at [            ], local time, on [            ], 2013, and any adjournment or postponement thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated [            ], 2013, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised at the Special Meeting.

1.	To approve the Agreement and Plan of Reorganization (“Agreement”), dated as of December 10, 2012, by and between Prosperity Bancshares, Inc. (“Prosperity”) and Coppermark pursuant to which Coppermark will merge with and into Prosperity (the “Merger”), all on and subject to the terms and conditions contained in the Agreement. Adoption of the Agreement will also constitute approval of the Merger and the other transactions contemplated by the Agreement.

☐ For	☐ Against	☐ Abstain

2.	To adjourn or postpone the meeting to a later date or dates, if the board of directors of Coppermark determines it is necessary.

☐ For	☐ Against	☐ Abstain

3.	In their discretion, upon any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof.

☐ For	☐ Against	☐ Abstain

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR all proposals listed above. If any other proposal is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The Board of Directors of Coppermark unanimously recommends a vote FOR each proposal listed above. Such vote is hereby solicited on behalf of the Board of Directors.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of Coppermark. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2013

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)

COPPERMARK BANCSHARES, INC.

This Proxy is Solicited for use at the Voting Meeting of

Shareholders Subject to the Third Amended Control Stockholders Agreement by and between

Coppermark Bancshares, Inc. and Certain of its Shareholders,

as of December 21, 2011

The undersigned shareholder of Coppermark Bancshares, Inc. (“Coppermark”) who is a party to the Third Amended Control Stockholders Agreement by and between Coppermark Bancshares, Inc. and Certain of its Shareholders, as of December 21, 2011 (the “Shareholders’ Agreement”), hereby constitutes and appoints [            ] and [            ] and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $0.01 per share, of Coppermark (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the voting meeting of shareholders of Coppermark whose shares are subject to the Shareholders’ Agreement to be held at [            ] at [            ], local time, on [            ], 2013, and any adjournment or postponement thereof (the “Voting Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Voting Meeting of Shareholders, both dated [            ], 2013, timely receipt of which are hereby acknowledged. All of the shares of Common Stock subject to the Shareholders’ Agreement will be voted as a single group by the proxies at the special meeting of shareholders of Coppermark to be held at [            ] at [            ], local time, on [            ], 2013, and any adjournment or postponement thereof (the “Special Meeting”), on each proposal which is to be voted upon at the Special Meeting according to the results of the vote on each proposal voted upon at the Voting Meeting.

This Proxy may be revoked at any time before it is exercised at the Voting Meeting.

1.	To approve the Agreement and Plan of Reorganization (the “Agreement”), dated as of December 10, 2012, by and between Prosperity Bancshares, Inc. (“Prosperity”) and Coppermark pursuant to which Coppermark will merge with and into Prosperity (the “Merger”), all on and subject to the terms and conditions contained in the Agreement. Adoption of the Agreement will also constitute approval of the Merger and the other transactions contemplated by the Agreement.

☐ For	☐ Against	☐ Abstain

2.	To adjourn or postpone the Voting Meeting or Special Meeting to a later date or dates, if determined to be necessary.

☐ For	☐ Against	☐ Abstain

3.	To terminate the Shareholders’ Agreement immediately before the Merger is effective.

☐ For	☐ Against	☐ Abstain

4.	In their discretion, upon any other matter that may properly come before the Voting Meeting or Special Meeting or any postponement or adjournment thereof.

☐ For	☐ Against	☐ Abstain

Shares of Common Stock will be voted at the Voting Meeting as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR all proposals listed above. If any other proposal is properly presented at the Voting Meeting or Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The Board of Directors of Coppermark unanimously recommends a vote FOR each proposal listed above. Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of Coppermark. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2013

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)